Exhibit 99.1

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated August 17, 2005, as Annex C to, and the reference thereto under the captions “Summary—Opinion of Secure Computing’s Financial Advisor”, “The Proposed Merger—Background of the Merger”, “The Proposed Merger—Secure Computing’s Reasons for the Merger” and “The Proposed Merger—Opinion of Secure Computing’s Financial Advisor—Citigroup Global Markets Inc.” in, the joint Proxy Statement/Prospectus of Secure Computing Corporation and CyberGuard Corporation, which joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Secure Computing Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

Palo Alto, California

September 19, 2005